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                                                              FORM 10-QSB
                                                              SEPTEMBER 30, 1996


                           GUNTHER INTERNATIONAL, LTD.







                                  EXHIBIT 10.3






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                                      LEASE

         THIS LEASE (the "Lease"), entered into on July 31, 1996, by and between UNC INCORPORATED, a Delaware corporation with its principal place of business in Annapolis, Maryland (the "Landlord") and GUNTHER INTERNATIONAL, LTD., a Delaware corporation with its principal place of business in Norwich, Connecticut (the "Tenant").

ARTICLE 1.  PREMISES; TERM

         1.1 For and in consideration of the covenants and conditions hereinafter set forth, Landlord agrees to lease and Tenant agrees to take the property described in Schedule A hereto, together with all buildings and improvements thereon, hereinafter referred to as the "Premises."

         1.2 The term of this Lease shall commence on the date hereof (the "Commencement Date") and shall end on September 30, 1999.

         1.3 Tenant at its sole cost and expense shall perform the repairs set forth in Schedule B hereto and shall have the same substantially completed within ninety (90) days after the Commencement Date. Tenant's failure to have such repairs substantially completed within such ninety (90) day period shall be default hereunder.

ARTICLE 2.  RENT

         2.1 Rent. Tenant may occupy and possess the Premises for all purposes from the date hereof until October 31, 1996 without the payment of rent. The rent reserved under this Lease ("Rent") shall commence to accrue on November 1, 1996 (the "Rent Commencement Date") and shall be in the following amounts:

                  (a) From November 1, 1996 through July 31, 1997: $247,500.00, payable in equal monthly installments of $27,500.00 each, payable on the first day of each calendar month;

                  (b) From August 1, 1997 through July 31, 1998: $346,500.00, payable in equal monthly installments of $28,875.00 each, payable on the first day of each calendar month; and

                  (c) From August 1, 1998 through September 30, 1999:
$420,000.00, payable in equal monthly installments of $30,000.00 each, payable on the first day of each calendar month.

         2.2 Late Payment Charge. If any installment of Rent or any other charges payable under this Lease shall remain unpaid for more than ten (10) days past the date due, a late payment charge of ten (10%) percent of the payment due shall be immediately due and owing from Tenant.


ARTICLE 3.  UTILITIES; SECURITY SYSTEM.

         Tenant will pay the appropriate suppliers for all water, gas, electricity, light, heat, telephone, power, and other utilities, communications, and security system services (if any) used by Tenant on the Premises during the term of this Lease, whether or not the services are billed directly to Tenant. Tenant will procure, or cause to be procured, without cost to Landlord, any and all necessary permits, licenses, or other authorizations required for the lawful and proper installation and maintenance upon the Premises of wires, pipes, conduits, tubes, and other equipment and appliances which are added to the Premises by Tenant. Landlord, upon request of Tenant, and at the sole expense and liability of Tenant, will join with


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Tenant in any application required for obtaining or continuing any of such services. Landlord hereby represents to Tenant that the Premises are serviced by water, gas, electric, sewer and telephone services which have adequate capacity for use of the Premises for manufacturing and related office use.



ARTICLE 4.  USE OF PREMISES.

        4.1 Permitted Uses. Tenant shall occupy the Premises for any lawful purpose. Tenant acknowledges that neither Landlord nor any representative or agent thereof has made any representation or warranty to Tenant as to the suitability of the Premises to the conduct of Tenant's business.

        4.2 Violation of Certificate of Occupancy. Tenant will not at any time use or occupy the Premises in violation of the certificate of occupancy issued for the Premises, and in the event that any department of local or state government bodies shall hereafter at any time contend and/or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of such certificate of occupancy, Tenant shall, upon five (5) days' written notice from Landlord, immediately discontinue such use of the Premises; provided, however, Tenant shall have the right to contest such governmental action by appropriate legal proceedings diligently pursued and unless the law requires that the activity in question be discontinued during the continuance of such proceedings, Tenant shall not have to so discontinue such use while such contest is proceeding. Unless Tenant is contesting such governmental action by appropriate legal proceedings as provided in the proceeding sentence, failure by Tenant to discontinue such use after such notice shall be considered a breach of this Lease and Landlord shall have the right to exercise any and all rights and privileges and remedies given to Landlord by and pursuant to the provisions of this Lease. The statement in this Lease of the nature of business to be conducted by Tenant in the Premises shall not be deemed or construed to constitute a representation or guaranty by Landlord that such business may be conducted in the Premises or is lawful or permissible under any certificate of occupancy issued for the Premises; or is otherwise permitted by law. Landlord hereby represents that it has no knowledge of any notice of violation of the Certificate of Occupancy or any other violation of any law, rule or regulation with respect to the Premises.

        4.3 Compliance with Law. Except as provided in the last sentence of this
Section 4.3, Tenant shall, at its sole cost and expense, comply with all federal, state, town and municipal statutes, ordinances and regulations in force during the term of this Lease relating to Tenant's particular use of the Premises and with any direction of any public officer, pursuant to law, which shall impose any violation, order or duty upon Landlord or Tenant with respect to Tenant's particular use of the Premises. Should any standard or regulation affecting Tenant's use of the Premises now or hereafter be imposed on Landlord or Tenant by any governmental body, federal, state or local, charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, or lessees, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. Notwithstanding the foregoing, Landlord at its sole cost and expense shall be responsible for compliance with all federal, state, town and municipal statutes, ordinances and regulations in force during the term of this Lease which relate to the Premises and would be applicable with respect to the use of the Premises by any tenant for manufacturing and related office uses and with any direction of any public officer, pursuant to law, which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises which do not relate to Tenant's operation of its business at the Premises.

        4.4 ADA Compliance. Without limiting Section 4.3 above, Tenant agrees that its use of the Premises shall be in compliance at all times during the term of this Lease with the Americans with Disabilities Act. In the event that any alterations or modifications to the Premises are now or hereafter required under the Americans with Disabilities Act without regard to Tenant's use of the Premises, then Landlord shall be solely responsible for such alterations and improvements at its sole cost and expense.


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Tenant, at its sole cost and expense, shall perform all alterations and improvements to the Premises now or hereafter required by the Americans with Disabilities Act due to Tenant's use of the Premises, whether such use is as described under Section 4.1 above, or because of a change of use of the Premises by Tenant from the uses permitted under Section 4.1 above. All alterations or improvements that Tenant is required to perform under this Section 4.4 in order to comply with the Americans with Disabilities Act shall be performed in accordance with the procedures set forth in Article 6 hereof. All alterations and improvements to the Premises by Tenant made pursuant to Article 6 hereof shall be performed in full compliance with the Americans with Disabilities Act.

        Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, beneficiaries, shareholders, partners, agents and employees from all fines, suits, procedures, penalties, claims, liability, expenses and actions of every kind, and all costs associated therewith (including, without limitation, reasonable attorneys' and consultants' fees) arising out of or in any way connected with Tenant's failure to comply with the Americans with Disabilities Act as required above.

        Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, beneficiaries, shareholders, partners, agents and employees from all fines, suits, procedures, penalties, claims, liability, expenses and actions of every kind, and all costs associated therewith (including, without limitation, reasonable attorney's and consultants' fees) arising out of or in any way connected with Landlord's failure to comply with the Americans with Disabilities Act as required above.

ARTICLE 5.  MAINTENANCE AND REPAIR.

         5.1 Tenant Obligations to Maintain, etc. Except as expressly hereinafter provided, Tenant shall, at its sole cost and expense, maintain the Premises and make all non-capital repairs, and routine maintenance to the Premises, including without limitation the heating, ventilating, air conditioning, mechanical, electrical, elevator, and plumbing systems, security systems and the fixtures and appurtenances to the Premises as and when needed to preserve them in good working order and condition and regardless of whether the repairs are ordinary or extraordinary, foreseeable or unforeseeable, or the fault or not the fault of Tenant, its agents, employees, invitees, visitors, or contractors; provided that Landlord shall be responsible for (i) all capital and structural repairs, restorations and replacements of the foregoing systems and the roof, foundation and external walls and (ii) all non-capital repairs to the foregoing systems which are required due to the negligence or willful misconduct of Landlord, or its agents, employees, invitees, visitors or contractors. For purposes hereof, a "capital" repair shall be one which is so treated under generally accepted accounting principles ("GAAP"). Without limiting the generality of the foregoing, Tenant shall be responsible for and shall perform or cause to be performed all window cleaning, janitorial services, trash or rubbish removal, snow removal, and general landscaping at the Premises, and Tenant shall maintain all parking areas, roadways and driveways within the Premises and keep the same free from accumulation of snow and ice. In performing its obligations under this Article 5, Tenant shall enter into contracts with respect to maintenance, repair and other support services for the Premises with qualified and (where appropriate) licensed third party contractors and vendors reasonably acceptable to Landlord. All costs associated with such contracts shall be borne by Tenant and Tenant hereby agrees to promptly pay all such costs when due. All repairs, restorations, and replacements will be in quality and class equal to the original work or installations. Such maintenance contracts shall include provision for inspections of the HVAC system, sprinkler systems, alarm security systems, and irrigation no less frequently than quarterly. If Tenant fails to commence to make repairs or perform routine maintenance for which Tenant is responsible hereunder within ten (10) days after notice by Landlord or thereafter fails to diligently pursue the same, Landlord may make them at the expense of Tenant and the expense will be additional rent to be paid by Tenant within fifteen (15) days after delivery of a statement for the expense.

         5.2 Landlord Obligation to Repair Air Conditioning. Notwithstanding any provision of Section 5.1 hereof to the contrary, Landlord at its sole cost and expense shall restore the air conditioning



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system for the Premises to good working order, including the replacement of any components thereof necessary to render the system operable, such work to be completed by October 31, 1996. Thereafter, Tenant shall maintain and repair such system only to the extent of lubrication, replacement of filters, and routine maintenance. Replacement of a component other than filters shall be considered a capital repair under Section 5.1 hereof.

ARTICLE 6.  ALTERATION.

        6.1 Conditions for Alteration. Except for the work described in Schedule B hereto, Tenant shall not make, or suffer to be made, any additions, alterations or improvements to the Premises (collectively "Tenant's Improvements") or any part thereof, without first obtaining the written consent of Landlord on the following terms and conditions:

        (a) Tenant shall notify Landlord in writing specifying in detail the alterations or additions contemplated;

        (b) Such notice shall be accompanied by a plan, blueprint or diagram showing such proposed alterations or additions;

        (c) Landlord shall within ten (10) days indicate in writing its approval or disapproval of said contemplated alterations or addition which approval shall not be unreasonably withheld;

        (d) The Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of any such alterations or additions and for final approval thereof upon completion, and shall cause the same to be performed in compliance therewith and with all applicable laws and requirements of public authorities, and in a good and workmanlike manner using only good grades of materials.

        (e) No such alterations or additions shall constitute the basis for a claim against Landlord, nor a lien or charge upon or against the Premises, and if at any time any such claim, lien or charge shall be filed against the Premises, Tenant shall cause such claim, lien or charge to be properly released of record as provided in Section 6.2 hereof.

        (f) Tenant shall pay for all materials constituting such alterations or additions, and Tenant agrees that none of such materials shall be at any time subject to or encumbered by any lien, security interest, encumbrance, charge, installment sales contract or the interest of any other person, firm or corporation whether created voluntarily or involuntarily.

        (g) If the cost of the proposed alterations is more than Thirty Thousand Dollars ($30,000.00), Tenant shall also furnish a bond agreeing to indemnify Landlord against any and all claims, losses or damages resulting from the failure of Tenant, its agents, servants or employees or independent contractors fully to complete said alterations or additions in accordance with said plan or blue print, or fully to pay therefor; or to remove or bond any and all mechanic's liens filed against the Premises, for claims for work done or materials furnished. Such bond shall be in an insurance company or surety company, authorized to do business in the State of Connecticut, satisfactory to Landlord; and

        (h) Tenant shall deliver to Landlord prior to commencement of any proposed alterations evidence that all contractors and subcontractors who are to perform such alterations have in place such insurance as Landlord shall reasonably require, naming Landlord as an additional insured.

        6.2 Discharge of Liens. Tenant shall not create or permit to be created or to remain, and shall discharge, any mechanic's, laborer's or materialman's lien or any conditional sale, title retention agreement


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or chattel mortgage, which might be or become a lien, encumbrance or charge upon the Premises or any part thereof. If any mechanic's, laborer's or materialman's lien shall at any time be filed against the Premises or any part thereof as a result of work performed by or on behalf of Tenant or materials supplied to Tenant, Tenant, within thirty (30) days after notice of the filing thereof, shall cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, after ten (10) days' notice to Tenant, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith, together with interest thereon at the rate of ten percent (10%) per annum from the respective dates of Landlord's making of the payment or incurring of the cost and expense shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

        6.3 Alterations to Become Landlord Property. Any additions, alterations or improvements to the Premises, including carpeting, partitions and fixtures of any kind, shall, at Landlord's option, become at once a part of the realty and belong to Landlord, except for furniture, trade fixtures, furnishings, machinery and equipment belonging to Tenant. If requested by Landlord, Tenant shall execute (or cause to be executed) any and all documents necessary or appropriate to evidence that title to any additions, alterations or improvements is in Landlord and to terminate or extinguish any lien or other encumbrance on title to such additions, alterations or improvements. If Landlord elects not to have such alterations or improvements become property of Landlord, then Tenant shall at its sole cost remove such alterations and improvements from the Premises upon termination of this Lease and shall restore the Premises to the condition they were in when received by Tenant, in accordance with Article 11 hereof.

ARTICLE 7.  BREACH AND LANDLORD'S REMEDIES.

        7.1 Breach. As used in this Lease, "Breach" means any of the following:

                (a) The failure of Tenant to pay within ten (10) days of when due any Rent, monies or charges required by this Lease to be paid or caused to be paid by Tenant.

                (b) The failure of Tenant to do any act, other than the payment of Rent, monies or charges, required by this Lease to be done or caused to be done by Tenant, within thirty (30) days after receipt by Tenant of written notice from Landlord stating that such act to be done by Tenant has not been done. In the event such act cannot be accomplished within said thirty (30) day period, then Tenant, to preclude a breach, must commence the accomplishment of such act within said thirty (30) day period and thereafter proceed with diligence and good faith to accomplish same.

                (c) Tenant's causing, permitting or suffering to be done any act: (i) required by this Lease to have prior written consent of Landlord, unless such consent is so obtained; or (ii) prohibited by this Lease which condition continues unremedied by the Tenant for more than thirty (30) days after notice from Landlord.

                (d) Tenant's abandonment or vacation of the Premises or failure to occupy the Premises for more than ten (10) consecutive days.

                (e) Any (i) attachment, execution or other judicial levy upon the leasehold estate hereunder; (ii) assignment of said leasehold estate for the direct or indirect benefit of creditors of Tenant; (iii) any agreement whereby Tenant loses control of its business to a committee of its creditors; (iv) judicial



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appointment of a receiver or similar officer to take possession of said leasehold estate or the Premises; or (v) filing of any petition by, for or against Tenant or filing for a debtor's proceeding under any chapter of Federal bankruptcy law or state bankruptcy law, unless stayed released or terminated within sixty (60) days of said filing.

        7.2 Remedies. Following the occurrence of a Breach, Landlord, without notice to Tenant in any instance (except where expressly provided for below) may do any one or more of the following:

        (a) perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform, the reasonable cost of which performance by Landlord together with interest thereon at the rate of ten percent (10%) per annum from the date of such expenditure shall be payable by Tenant to Landlord upon demand;

        (b) terminate this Lease and the tenancy created hereby by giving at least seven (7) days' notice of such election to Tenant;

        (c) re-enter the Premises by summary proceedings, or other lawful manner, and remove Tenant and all other persons and property from the Premises, and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant without Landlord being liable for trespass or for any loss or damage occasioned thereby; and

        (d) exercise any other legal or equitable right or remedy Landlord may have.

        7.3 Damages. If this Lease or Tenant's possessory interest pursuant thereto is terminated by Landlord pursuant to this Article, Tenant nevertheless shall remain liable for (a) all Rent and other sums due and all damages which Landlord sustained to the date of such termination, and all costs, fees and expenses, including reasonable attorneys' fees, incurred by Landlord in pursuit of its remedies hereunder and/or in connection with any bankruptcy proceedings of Tenant, if any, and/or in connection with renting the Premises to others from time to time (collectively, "Termination Damages") plus (b) additional damages which shall be an amount equal to (as of the date of such termination) all Rent which, but for the termination of this Lease, would have become due during the remainder of the term of this Lease (collectively, "Residual Damages"). If this Lease or Tenant's possessory interest pursuant thereto is terminated pursuant to this Article, Landlord may rent the Premises or any part thereof, alone or together with other Premises, for such period or periods which may be greater or less than the period which otherwise would have constituted the balance of the term of this Lease, and on such terms and conditions (which may include concessions for free rent and alterations of the Premises) as Landlord, in its reasonable discretion, may determine. If Landlord relets the Premises, Landlord shall reimburse Tenant from any rent received prior to the end of what otherwise would have constituted the term of this Lease from such reletting (in an amount up to but not exceeding the Residual Damages) if and when Landlord receives any such rent. All costs, including but not limited to reasonable attorneys' fees, incurred by Landlord in reletting the Premises and enforcing payment of any such rent shall be deducted from amounts otherwise reimbursable to Tenant hereunder to the extent not recovered from such new tenant.

        Any and all rights and remedies which Landlord may have under this Lease, at law or in equity, shall be cumulative and shall not be deemed inconsistent with each other and any two or more or all of such rights and remedies may be exercised at the same time.


ARTICLE 8.  INSURANCE

         8.1 "All-Risk" Coverage. Landlord will, at its sole expense, obtain and keep in force, during the term of this Lease, "all-risk" coverage insurance for the Premises naming Landlord as the insured in the customary form in the State of Connecticut for buildings and improvements of similar character, on all buildings and improvements now or after this date located on the Premises.

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         8.2 General Liability. Tenant will, at its sole expense, obtain and keep in force during the term of this Lease commercial general liability insurance with a combined single limit of not less than two million dollars ($2,000,000) for injury to or death of any one person, for injury to or death of any number of persons in one occurrence, and for damage to property, insuring against any and all liability of Landlord and Tenant, including without limitation coverage for contractual liability, broad form property damage, and non-owned automobile liability, with respect to the Premises or arising out of the maintenance, use, or occupancy of the Premises. All insurance will be noncontributing with any insurance that may be carried by Landlord and will contain a provision that Landlord, although named as an insured, will nevertheless be entitled to recover under the policy for any loss, injury, or damage to Landlord, its agents, and employees, or the property of such persons.

         8.3 Other Matters. All insurance required in this paragraph and all renewals of it will be issued by companies authorized to transact business in the State of Connecticut, and rated at least A+ Class X by Best's Insurance Reports (property liability) or approved by Landlord. All insurance policies will be subject to approval by Landlord and any lender holding a mortgage on the Premises who is identified to Tenant by written notice from Landlord (each an "Identified Mortgagee") as to form and substance; will expressly provide that the policies will not be canceled or altered without thirty (30) days' prior written notice to Landlord and any Identified Mortgagee, in the case of "all-risk" coverage insurance, and to Landlord, in the case of general liability insurance; and will, to the extent obtainable, provide that no act or omission of Tenant which would otherwise result in forfeiture or reduction of the insurance will affect or limit the obligation of the insurance company to pay the amount of any loss sustained. Tenant may satisfy its obligation under this paragraph by appropriate endorsements of its blanket insurance policies. The net proceeds in the case of "all-risk" coverage insurance shall be payable to the Landlord and shall be applied in accordance with this Lease. Tenant hereby grants to Landlord a power of attorney and appoints Landlord its attorney-in-fact with respect to any checks or other items relating to payment by the insurer of the proceeds of such insurance.

         8.4 Additional Insureds. All policies of liability insurance that Tenant is obligated to maintain according to this Lease (other than any policy of worker's compensation insurance) will name Landlord and any Identified Mortgagee as additional insureds. Original or copies of original policies (together with copies of the endorsements naming Landlord and any Identified Mortgagee, as additional insureds) or Certificate of Insurance with respect thereto and evidence of the payment of all premiums of such policies will be delivered to Landlord prior to Tenant's occupancy of the Premises and from time to time at least thirty (30) days prior to the expiration of the term of each policy. All public liability, property damage liability, and casualty policies maintained by Tenant will be written as primary policies, not contributing with and not in excess of coverage that Landlord may carry. No insurance required to be maintained by Tenant by this paragraph will be subject to any deductible in excess of $10,000 without Landlord's prior written consent.

         8.5 Waiver. Landlord and Tenant waive all rights to recover against each other or against any other tenant or occupant of the building, or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees, or business visitors of each of theirs or of any other tenant or occupant of the building, for any loss or damage arising from any cause covered by any insurance required to be carried by each of them pursuant to this Article 8 or any other insurance actually carried by each of them. Landlord and Tenant will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with the building or the Premises or the contents of either of them.

         8.6 Other Insurance. Tenant shall obtain such additional amounts and types of insurance coverage as Landlord may reasonably request from time to time. If Tenant fails to comply with any of the insurance requirements of this Lease, Landlord may obtain such insurance and keep the same in effect and Tenant shall pay Landlord as additional rent the premium cost thereof with the next installment of Rent otherwise due.


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ARTICLE 9.  DAMAGE AND DESTRUCTION

         9.1 Landlord's Obligation to Rebuild. (a) If the Premises are damaged or destroyed by reason of fire or any other cause, Tenant will immediately notify Landlord. In the event that thirty percent (30%) or less of the building on the Premises shall be destroyed or materially damaged, and the same is capable of repair to its condition prior to the casualty within six (6) months of the casualty, then, Landlord will promptly repair or rebuild the building on the Premises at Landlord's expense, so as to make the building at least equal in value to the building existing immediately prior to the occurrence and as nearly similar to it in character as is practicable and reasonable. In the event that Landlord shall not complete such repairs within such six (6) month period, Tenant shall have the right to terminate the term of this Lease by giving written notice of such termination to Landlord within thirty (30) days after the end of such six (6) month period.

         9.2 Landlord Right to Rebuild or Terminate Lease. In the event that more than thirty percent (30%) but less than seventy percent (70%) of the building on the Premises shall be destroyed or materially damaged, and the same is capable of repair to its condition prior to the casualty within six (6) months of the casualty, then Landlord shall have the option, which shall be given in writing within thirty days (30) of the casualty, of either (i) terminating this Lease as of the date of such casualty or (ii) repairing or rebuilding the Premises. In the event Landlord elects to repair or rebuild the Premises, all insurance proceeds shall be paid to Landlord and Landlord shall be responsible for promptly repairing or rebuilding the building on the Premises so as to make it fully adequate for use by Tenant as contemplated by this Lease. Upon completion of such repair and rebuilding, any balance of the fire or casualty proceeds of insurance will be paid to Landlord. In the event that Landlord shall not complete such repairs within six (6) months of the casualty, Tenant shall have the right to terminate the term of this Lease by giving written notice of such termination to Landlord within thirty (30) days after the end of such six (6) month period.

         9.3 Termination after Casualty by Either Party. In the event that seventy percent (70%) or more of the building on the Premises is substantially destroyed or damaged by fire or other casualty or the Premises is not capable of being repaired to its condition prior to the casualty within six (6) months of the casualty, then either party hereto shall have the right by written notice to the other delivered within thirty (30) days of such casualty to terminate this Lease as of the date of such casualty, in which event the Landlord shall retain all fire or casualty insurance proceeds. Either party hereto shall also have the right to terminate this Lease by written notice to the other in the event that any material damage or destruction to the Premises from fire or casualty occurs in the last six (6) months of the term of this Lease and in such event Landlord shall retain all fire or casualty insurance proceeds.

         9.4 Rent Abatement. Rent shall equitably abate pending the repairs or rebuilding to the extent that the building or portions thereof is (are) rendered untenantable.

ARTICLE 10.  CONDEMNATION

         10.1 Total Taking. If, by exercise of the right of eminent domain or by conveyance made in response to the threat of the exercise of such right (in either case a "taking"), all of the Premises are taken, or if so much of the Premises are taken that the Premises (even if the restorations described in paragraph 10.2 were to be made) cannot be used by Tenant for the purposes for which they were used immediately before the taking, or, at Landlord's or Tenant's option, if the taking occurs in the last six (6) months of the term of this Lease, this Lease will end on the earlier of the vesting of title to the Premises in the condemning authority or the taking of possession of the Premises by the condemning authority (in either case the "ending date"). If this Lease ends according to this paragraph 10.1, prepaid Rent will be appropriately prorated to the ending date. The award in a taking subject to this paragraph
10.1 will be allocated according to paragraph 10.4.

         10.2 Partial Taking. If, after a taking, so much of the Premises remains that the Premises can be used for substantially the same purposes for which they were used immediately before the taking:

         (a) this Lease will end on the ending date as to the part of the Premises which is taken;

         (b) prepaid Rent will be appropriately allocated to the part of the Premises which is taken and prorated to the ending date;

         (c) beginning on the day after the ending date, Rent for so much of the Premises as remains will be reduced in the proportion of the floor area of the building remaining after the taking to the floor area of the building before the taking; and

         (d) at its cost, Landlord will restore so much of the Premises as remains to a sound architectural unit substantially suitable for the purposes for which it was used immediately before the taking.

         10.3 Tenant's Award. In connection with any taking subject to paragraph
10.1 or 10.2, Tenant may prosecute its own claim by separate proceedings against the condemning authority for damages legally due to it (such as the loss of fixtures which Tenant was entitled to remove and moving expenses) only so long as Tenant's award does not diminish or otherwise adversely affect Landlord's award.

         10.4 Allocation of an Award for a Total Taking. All awards, settlements and the like for the taking of the Premises, or any part thereof, shall be paid to Landlord and shall belong to Landlord absolutely, and Tenant shall have no claim or right against Landlord for the value of any unexpired term of this Lease.


ARTICLE 11.  SURRENDER.

        11.1 Tenant's possession of the Premises shall constitute Tenant's acknowledgment that the Premises are in good and tenantable condition, that the Tenant accepts the Premises in their "as is" condition, and that Tenant agrees on the last day of the term of this Lease, or on any termination of this Lease, to surrender the Premises with said appurtenances broom clean and in the same condition as when received, reasonable wear and tear based upon good maintenance practices excepted.

        11.2 By the expiration of the term of this Lease or on any termination of this Lease, Tenant shall remove all personal property, trade fixtures, furnishings, consumable supplies, and machinery and equipment not paid for by Landlord which are or hereafter may be placed upon the Premises and whether or not affixed or annexed, and any alterations or improvements to the Premises which Landlord elects under Article 6 hereof not to retain. The cost of any such removal shall be borne solely by Tenant and shall include the cost of repairing any damage to the Premises by such removal and restoring the Premises to the same condition as when received by Tenant reasonable wear and tear based upon good maintenance practices excepted.

        11.3 If Tenant fails to remove any personal property or trade fixtures, at Landlord's sole option, the same shall be conclusively deemed to have been abandoned by Tenant and shall belong to Landlord absolutely without claim or right on the part of Tenant, subject to the rights of any third parties.

ARTICLE 12.     ASSIGNMENT, SUBLETTING AND ENCUMBERING;
                         DISPOSITION BY LANDLORD

        12.1 Requirements for Assignment, etc. Tenant, for itself, its successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, or sublet, or use or permit the Premises or any part thereof to be used by others without the prior written consent of Landlord in each instance, which consent may be withheld in Landlord's absolute discretion. If this Lease is assigned, or if the Premises or any part thereof are sublet or occupied by anybody other than Tenant, Landlord may after and during the continuance of any breach collect Rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or subletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting. Notwithstanding any assignment or sublease, Tenant shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease.

        12.2 Disposition. Landlord shall be entitled to convey and otherwise dispose of the Premises and shall be entirely free and released of all covenants and obligations of the Landlord after the Premises are so conveyed other than the obligation to return to Tenant all or any portion of the security deposit which is not delivered to such purchaser, and Landlord shall not be subject to any liability resulting from any act or omission or event occurring after such conveyance other than with respect to the security deposit as set forth above. The purchaser, or any person who takes title to the Premises from the Landlord or any person who subsequently holds title to the Premises other than by reason of foreclosure, shall be deemed to have assumed and agreed to carry out any and all covenants on Landlord's part to be performed under this Lease. No further agreement will be required between the Landlord and Tenant and any person holding title subsequent to Landlord in connection with the assumption of the obligations of Landlord hereunder.

ARTICLE 13.     INDEMNIFICATION OF LANDLORD; LIMITATION OF LANDLORD'S LIABILITY.

        13.1 Indemnity. Except with respect to any of the following which are caused by, or arise out of, the negligence or willful misconduct of Landlord or any of its officers, directors, partners, employees, agents, licensees, invitees or contractors for which Tenant shall have no liability, Tenant shall indemnify and hold Landlord and its officers, directors, shareholders, agents and employees (the "Indemnified Parties") harmless from any and all claims, actions, liabilities and damages (including attorneys' fees of any Indemnified Party for its defense) arising in whole or in part from Tenant's (i) use and occupancy of the Premises, (ii) conduct of its business and any other activity in or about the Premises, (iii) breach or default in the performance of any obligation of Tenant under this Lease, and (iv) negligence or that of any officer, director, partner, employee, agent, licensee or invitee of Tenant. In case any action or proceeding is brought against Landlord by reason of such claim for which Tenant is responsible as provided above, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause other than the negligence or willful misconduct of Landlord or any of its officers, directors, partners, employees, agents, licensees, invitees or contractors, and Tenant hereby waives all claims in respect thereof against Landlord.

        13.2 Limitation of Liability. Unless the same shall be caused by the negligence or willful misconduct of Landlord or any of its officers, directors, partners, employees, agents, licensees, invitees or contractors, Landlord or its agents shall not be liable for any loss or damage to persons or property resulting from theft, fire, explosion, falling plaster, steam, gas, electricity, pollution, flood, water or rain which may leak from any part of the Premises or from the pipes, appliances or plumbing works therein or from the roof, street or subsurfaces or whatsoever, or for interference with the light or air or for any latent defect in the Premises. Unless the same shall be caused by the negligence or willful misconduct of Landlord or any of its officers, directors, partners, employees, agents, licensees, invitees or contractors,

Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor or abatement of Rent, and the same shall not release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall give prompt notice to Landlord in case of a casualty or accident in the Premises.

        13.3 Survival. This Article 13 shall survive the expiration or earlier termination of this Lease.


ARTICLE 14.     SUBORDINATION, ATTORNMENT AND ESTOPPEL CERTIFICATE.

        14.1 Subordination. Provided that Tenant shall receive from the holder of any mortgage or deed of trust encumbering all or any portion of the Premises a non-disturbance agreement which shall provide that so long as Tenant is not in breach of the terms of this Lease which has continued beyond any applicable grace period, neither this Lease not Tenant's possession of the Premises will be disturbed, Tenant herein agrees that it will at any time and from time to time upon the request of Landlord subordinate this Lease to any mortgages or deeds of trust, that are now or may hereafter be placed upon the Premises and to any and all advances made or to be made thereunder, and to the interest thereon and to all renewals, replacements or substitutions therefor, or to any other forms or methods of financing or refinancing the Premises and any instruments executed for said purpose, now or hereafter executed by the owners of the fee. So long as such instruments contain the non-disturbance provisions to which Tenant is entitled, Tenant agrees upon demand to execute, acknowledge and deliver to the owners of the fee, without expense to said owners, any and all instruments that may be necessary or proper to subordinate this Lease and all rights thereunder to the lien or liens of any such mortgage or mortgages or other obligations, upon request.




        14.2 Attornment. So long as the mortgagee holding the mortgage being foreclosed has provided Tenant with a non-disturbance agreement as provided in
Section 14.1 above, Tenant agrees to attorn to and recognize such mortgagee or foreclosure sale purchaser of the Premises from such mortgagee as landlord under the terms of this Lease upon such party acquiring Landlord's interest in the Premises.

        14.3 Estoppel Certificate. Tenant agrees at any time and from time to time upon not less than ten (10) days' prior written request by Landlord to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modification), and the dates on which the Rent and other charges have been paid in advance, if any; provided, however, that Tenant shall not be required to make written declarations as to any matters which to its knowledge are inaccurate or not true. It is intended that any such statement delivered pursuant to this subparagraph may be relied upon by any prospective purchaser, mortgagee or assignee of any mortgagee of the Premises or any interest therein.

ARTICLE 15.  LANDLORD'S ACCESS

         Landlord, its agents, employees, and contractors may enter the Premises at (i) any time in response to an emergency, and (ii) during normal business hours after at least twenty-four (24) hours' notice to Tenant at all other times to (a) inspect the Premises, (b) exhibit the Premises to prospective purchasers, lenders, or tenants, (c) determine whether Tenant is complying with its obligations in this Lease, (d) supply any other service which this Lease requires Landlord to provide, (e) post notices of nonresponsibility or similar notices, or (f) make repairs which this Lease requires Landlord to make; however, all work will be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant waives any claim on account of any injury or inconvenience to Tenant's business, interference with Tenant's business, loss of occupancy or quiet enjoyment of the Premises, or any other loss occasioned by such entry. Landlord will at all times have a key with which to unlock all of the doors in the Premises (excluding Tenant's vaults, safes, and similar areas designed in writing by Tenant in advance). Landlord will have the right to use any means Landlord may deem proper to open doors in the Premises and to the Premises in an emergency in order to enter the Premises. No entry to the Premises by Landlord as provided in this
Article 15 by any means will be a forcible or unlawful entry into the Premises or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any part of the Premises, nor will any entry entitle Tenant to damages or an abatement of rent or other charges which this Lease requires Tenant to pay.

ARTICLE 16.  STIPULATION RE NO WAIVERS.

        16.1 No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of such breach and shall not be deemed to be a waiver of a subsequent breach of such term, covenant or condition. The subsequent acceptance of Rent shall not be deemed to be a waiver of any preceding breach by Tenant of any such term, covenant or condition of this Lease regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. All payments from Tenant received after breach of Tenant's obligation to pay Rent shall constitute payment for use and occupancy and acceptance thereof by Landlord shall not constitute waiver of the preceding breach of Tenant's failure to pay Rent.

ARTICLE 17.  ATTORNEYS' FEES.

        17.1 In any proceeding which Landlord or Tenant may prosecute to enforce its rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party (as such parties are hereafter defined), including reasonable attorneys' fees. Prior to commencing any proceeding the parties shall each submit to the other a final offer of settlement. The failure of a party (as plaintiff) to submit a settlement offer shall be deemed a demand for all the relief requested in its complaint and the failure of a party (as defendant) to submit a responding settlement offer within ten (10) days after its receipt of a settlement offer shall be deemed a rejection of any relief for the benefit of the plaintiff. If the forum in which the proceeding is heard renders a judgment at least as favorable to a party as its settlement offer, such party shall be deemed the prevailing party for purposes of this Article.

        17.2 Notwithstanding the foregoing and in addition thereto, if a breach shall have actually occurred hereunder Landlord shall be entitled to receipt from Tenant of such attorneys' fees as may be incurred in connection with each notice or demand lawfully delivered to Tenant pursuant to Article 7. Tenant hereby acknowledges its understanding and agreement that such sums constitute reimbursement to Landlord only of the reasonable cost to Landlord of the preparation and delivery of each such notice caused by Tenant's breach hereunder.

ARTICLE 18.  ENVIRONMENTAL OBLIGATIONS.

        18.1 Hazardous Substances. The term "Hazardous Substances", as used in this Lease, shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminates, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority including, but not limited to, Title 22a of the Connecticut General Statutes, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any other federal, state or local law pertaining to the environment.

         18.2 Environmental Compliance. (a) Landlord represents to Tenant that as of the date hereof (i) there are no Hazardous Substances located in, on or under the Premises and (ii) there has been no violation thereon of any federal, state, local or municipal law, statute, ordinance, rule, regulation, code, order, decree, decision, guideline, policies, requirements or the like pertaining to the environment, environmental safety, or the use, generation, refining, treatment, production, storage, processing, disposal, release or remediation of Hazardous Substances. Tenant will, at all times during the term of the Lease take such actions as necessary to operate its business at the Premises in compliance with all applicable federal, state, local and municipal laws, statutes, ordinances, rules, regulations, codes, orders, decrees, decisions, guidelines, policies, requirements and the like pertaining to the environment, environmental safety, or the use, generation, refining, treatment, production, storage, processing, disposal, release or remediation of Hazardous Substances, as may now and at any time hereafter be in effect. Such compliance shall include filing of appropriate documents under the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. 11001. Tenant shall not have any responsibility to comply with any such laws, statutes, ordinances or other environmental matters to the extent the same relate to conditions which are present on the Premises on the date hereof or which migrate to the Premises through the ground water from any off-site source.

         (b) Except for those actions for which Tenant is responsible as provided in Section 18.2(a) above, Landlord will, at all times during the term of this Lease, take such actions as necessary to keep the Premises in compliance with all applicable federal, state, local and municipal laws, statutes, ordinances, rules, regulations, codes, orders, decrees, decisions, guidelines, policies, requirements and the like pertaining to the environment, environmental safety, or the use, generation, refining, treatment, production, storage, processing, disposal, release or remediation of Hazardous Substances, as may now and at any time hereafter be in effect. Such compliance shall include filing of appropriate documents under the Emergency Planning and Community Right-to-Know Act, 42, U.S.C. 11001.

         18.3 Inspection. For purposes of verifying Tenant's compliance with respect to its obligations under Section 18.2(a) above and reviewing the Tenant's continuing operations with regard to application of the Connecticut Transfer Act, C.G.S. Section 22a-134 et seq., the Tenant shall allow the Landlord to conduct inspections of the Premises during regular business hours upon at least twenty-four (24) hours' prior notice to the Tenant. Such inspections shall be conducted in a manner so as to cause as little interference with Tenant's business as practicable.

         18.4 Tenant Responsibilities. Except for Hazardous Substances which migrate to the Premises through the ground water from any off-site source, in the event that a release of any Hazardous Substances to, from, about or under the Premises occurs during the term of this Lease, the Tenant shall be responsible for all costs of investigation, professional services of environmental consultants, lab fees, remediation, clean-up, filing fees, lost value and any other expense, relating thereto until such time that a Connecticut Department of Environmental Protection approved clean-up and all associated monitoring is complete. In the event of an investigation by a licensed environmental professional ("LEP"), the Landlord shall designate an LEP to verify the Tenant's findings at the Tenant's sole expense. Tenant shall also be responsible for any and all attorneys' fees suffered, sustained or incurred by Landlord in connection with the above mentioned investigation, remediation, clean-up and other related matters.

        18.5 Environmental Indemnity. Except for Hazardous Substances which migrate to the Premises through the ground water from any off-site source, (a) Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, beneficiaries, shareholders, partners, agents and employees from all fines, suits, procedures, penalties, claims, liability, expenses and actions of every kind, and all costs associated therewith (including, without limitation, reasonable attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, on, under, about or from the Premises the Premises, or from Tenant's failure to provide all information, make all submissions, and take all steps required by all environmental laws and by this Lease.

        (b) Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, beneficiaries, shareholders, partners, agents and employees from all fines, suits, procedures, penalties, claims, liabilities, expenses and actions of every kind, and all costs associated therewith (including, without limitation, reasonable attorneys' and consultants' fees) arising out of or in any way connected with (i) any deposit, spill, discharge, or other release of Hazardous Substances that occurs prior to the term of this Lease, on, under, about or from the Premises or (ii) from Landlord's failure to provide all information, make all submissions and take all steps required by all environmental laws other than those for which Tenant is responsible or (iii) from any migration to the Premises through the ground water from any off-site source.

        18.6 Survival. The provisions of this Article 18 shall survive the expiration or earlier termination of this Lease.

ARTICLE 19.  SECURITY DEPOSIT

         Tenant has deposited Twenty-Seven Thousand Five Hundred Dollars ($27,500) with Landlord as security for Tenant's payment of Rent and performance of its other obligations under this Lease. If Tenant defaults in its payment of Rent or performance of its other obligations under this Lease which default continues beyond any applicable grace period, Landlord may use all or part of the security deposit for the payment of Rent or any other amount in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or for the payment to Landlord of any other loss or damage which Landlord may suffer by reason of Tenant's default. If Landlord so uses any portion of the security deposit, Tenant will restore the security deposit to its original amount within five (5) business days after written demand from Landlord. The security deposit will not be a limitation on Landlord's damages or other rights under this Lease, or a payment of liquidated damages, or an advance payment of the Rent. If Tenant pays the Rent and performs all of its other obligations under this Lease, Landlord will return the unused portion of the security deposit to Tenant within thirty (30) days after the end of the term; however, if Landlord has evidence that the security deposit has been assigned to a permitted assignee of the Lease, Landlord will return the security deposit to the assignee. Landlord may deliver the security deposit to any purchaser of the Premises and be discharged from further liability with respect to it.

ARTICLE 20.  NOTICES.

        20.1 Notices, requests, demands and documents required or desired to be given hereunder shall be in writing and delivered (i) personally (ii) by a nationally recognized overnight delivery service or (iii) or by deposit into the United States mail, postage prepaid, certified or registered mail, addressed to the party at the following addresses or at such other address as notice thereof may have been given pursuant hereto.

                Landlord:

                           UNC Incorporated
                           175 Admiral Cochrane Drive
                           Annapolis, MD  21401-7394

                           In each case with a copy to:

                           Shipman & Goodwin LLP
                           One American Row
                           Hartford, CT 06103

                           Attention:  Coleman H. Casey, Esq.

                Tenant:

                           Prior to the commencement of the term of this Lease:

                           Gunther International, Ltd.
                           5 Wisconsin Avenue
                           Norwich, CT  06360

                           After commencement of the term of this Lease:

                           At the Premises

                           In each case with a copy to:

                           Murtha, Cullina, Richter and Pinney
                           City Place I
                           185 Asylum Street
                           Hartford, CT 06103

                           Attention:  Frank J. Saccomandi, III, Esq.


                If delivered personally, delivery shall be conclusively deemed effected at such time. If delivered by overnight delivery service, delivery shall be conclusively deemed effected the day after delivery to such overnight delivery service. If delivered by certified or registered mail, delivery shall be conclusively deemed effected (i) Seventy-two (72) hours after said deposit into the mail or (ii) at the time the receipt, if used, is marked, whichever shall first occur.

ARTICLE 21.  SIGNS.

        21.1 Tenant shall not affix, attach or install on any interior or exterior walls or windows of the Premises or otherwise on the Premises any sign, display or other visible marking without the prior written consent of Landlord, which will not be unreasonably withheld or delayed. Any sign shall be subject to both the written consent of Landlord and any and all applicable regulations of any governmental authority. The installation of any sign shall be performed in a good and workmanlike manner in accordance with all applicable laws and regulations. At the expiration of the Lease, Tenant shall remove any and all signs and repair and restore to its original condition any surface or site to which such sign was affixed, all at its sole cost and expense.

        21.2 Except during the last three months of the term of this Lease, Landlord agrees not to post any "for sale" or "for lease" signs at the Premises.

ARTICLE 22.  LIMITATION ON TENANT'S RECOURSE

         Except with respect to the security deposit, with respect to which Landlord and any successors to the interest of Landlord in the Premises shall have personal liability unless released therefrom as provided in Article 19 hereof, Tenant's sole recourse against Landlord and any successor to the interest of Landlord in the Premises is to the interest of Landlord and any successor in the Premises. Except as provided above with respect to the security deposit, Tenant will not have any right to satisfy any judgment which it may have against Landlord or any successor, from any other assets of Landlord or any successor.

         In this Article 22 the terms "Landlord" and "successor" include the shareholders, venturers, and partners of Landlord and successor and the officers, directors, and employees of Landlord and successor. The provisions of this Article 22 are not intended to limit Tenant's right to seek injunctive relief or specific performance, or Tenant's right to claim the proceeds of insurance (if any) specifically maintained by Landlord for Tenant's benefit.

ARTICLE 23.  GENERAL PROVISIONS.

        23.1 Holding Over. Any holding over after the expiration of the term of this Lease without the express or implied consent of Landlord shall be construed to be a tenancy from month to month only, at the same terms and conditions herein set forth, provided that Rent shall be two (2) times what it was prior to the expiration of the Lease.

        23.2 Requirements for Eviction. No agreement to accept surrender of the Premises prior to the expiration of this Lease shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have the power to accept the keys to the Premises prior to the termination of the Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the Premises. In the event of Tenant at any time desiring to have Landlord sublet the Premises for Tenant's account, Landlord or Landlord's agent are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss or damage to any of Tenant's effects in connection with such subletting.

        23.3 No Merger. The termination or mutual cancellation of this Lease shall not work a merger and shall, at the option of Landlord, terminate all subleases and subtenancies (to the extent same are permitted hereunder) or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

        23.4 Successors and Assigns. This Lease and all of the covenants and conditions herein contained shall be binding upon and shall inure to the benefit of the assigns and other successors in interest (to the extent permitted hereunder) of each of the parties.

        23.5 Captions. The titles or captions of the Articles of this Lease are for reference purposes only and have no effect upon the construction or interpretation of any part hereof. The use herein of the singular includes the plural and vice versa, whenever and whatever the context so requires.

        23.6 Entire Agreement. This Lease sets forth the entire understanding between the parties hereto with respect to all matters referred to herein, and all prior understandings and agreements are deemed merged herein.

        23.7 Governing Law; Jurisdiction. This Lease is made and delivered within the State of Connecticut and shall be construed and enforced in accordance with the internal laws, as opposed to the rules governing conflicts of laws, of the State of Connecticut. The parties hereto agree that all actions or proceedings arising under or in connection with this Lease shall be brought in the state or federal courts located in the State of Connecticut; and that such courts shall have personal jurisdiction over the parties hereto and venue shall properly lie in such courts.

        23.8 Severability. If any term(s) or provision(s) of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such terms or provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

        23.9 Broker. Each party hereto represents to the other that it has not dealt with any broker or other party that may be entitled to a real estate brokerage commission or fee in connection with this Lease, and (i) Tenant indemnifies and holds Landlord harmless from any misrepresentation by Tenant in this Section 23.9 and (ii) Landlord indemnifies and holds Tenant harmless from any misrepresentation by Landlord in this Section 23.9.

        23.10 Waiver of Trial by Jury. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage.

        23.11 Notice of Lease. This Lease shall not be recorded in the Norwich or Franklin Land Records. Simultaneous with the execution of the Lease, Landlord and Tenant have executed a Notice of Lease in the form of Schedule C attached hereto which Tenant shall have the right to record in the Norwich and Franklin Land Records.

        23.12 Corporate Authority. Tenant and the persons executing this Lease on behalf of Tenant, hereby covenant and warrant that: Tenant is a duly constituted corporation qualified to do business in the State of Connecticut; Tenant has taken all necessary corporate action to approve its execution of this Lease; and such persons are duly authorized by the board of directors of Tenant to execute and deliver this Lease on behalf of Tenant.

        23.13 Amendment. The provisions hereof may not be amended, modified or changed except by an instrument in writing signed by both parties hereto.

        23.14 Quiet Enjoyment. Landlord covenants that, as long as Tenant shall pay the Rent required to be paid hereunder and shall duly observe, perform and comply with all of the terms, covenants and conditions of this Lease on its part to be observed, performed or complied with, Tenant shall, subject to the terms of this Lease, peaceably have, hold and enjoy the Premises during the term of this Lease without hindrance by Landlord or by anybody claiming by or through Landlord.

        23.15 Tenant's Option to Purchase the Premises. Simultaneous with the execution hereof, Landlord and Tenant have entered into an Option Agreement to Sell and Purchase Real Estate (the "Option Agreement") pursuant to which Landlord has granted Tenant an option to purchase the Premises under and subject to the terms of the Option Agreement.

        23.16 Consent to Jurisdiction. Landlord and Tenant hereby agree that any state court or local court of the State of Connecticut and the United State District Court for the District of Connecticut shall have exclusive jurisdiction to hear and determine any claims or disputes between Landlord and Tenant pertaining directly or indirectly to this Lease. Landlord expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in such courts, hereby waiving personal service of the summons and complaint, or other process or papers issued therein, and agreeing that service of such summons and complain, or other process or papers may be made by registered or certified mail addressed to Landlord at the address of Landlord set forth above. In addition to the foregoing, Landlord irrevocably designates and appoints CT Corporation as its agent to receive on its behalf service of all process in any such proceedings in any such court in the State of Connecticut and directs such agent to accept such service on its behalf. The exclusive choice of forum set forth in this Section shall not be deemed to preclude the enforcement of any judgment obtained in such form, or the taking of any action under this Lease to enforce same, in any appropriate jurisdiction.





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




IN WITNESS WHEREOF, this Lease has been executed on the date first above written.

LANDLORD

        UNC INCORPORATED


By: /s/ Paul McLain
   -------------------------------------------------
        Its: Vice President, Financial Controls

TENANT

        GUNTHER INTERNATIONAL, LTD.


By: /s/ Frederick W. Kolling III
   -------------------------------------------------

        Its: Vice President, Chief Financial Officer



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